CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 26, 2022.

KILPATRICK TOWNSEND & STOCKTON LLP

By: /s/ Katherine A. McCurry

Katherine A. McCurry, a Partner